UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2022

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Township Line Road

Yardley, Pennsylvania 19067

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Director Appointment and Nomination Agreement

On December 12, 2022, Crown Holdings, Inc. (the “Company”) entered into a Director Appointment and Nomination Agreement (the “Agreement”) with Carl C. Icahn and the persons and entities listed therein, (collectively, the “Icahn Group”), pursuant to which the Company agreed to, on or prior to December 12, 2022, (i) increase the size of the board of directors of the Company (the “Board”) to 13 directors and (ii) appoint Andrew Teno and Jesse Lynn (collectively, the “Icahn Designees”) to the Board to fill the resulting vacancies, with such appointments effective on December 12, 2022. In addition, the Company has agreed to include each of the Icahn Designees as part of the Company’s slate of nominees for election to the Board at the 2023 annual meeting of shareholders.

The Icahn Group will be entitled, in the event any Icahn Designee resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Agreement, including as a result of such director not being nominated by the Company to stand for election at an annual meeting subsequent to the 2023 annual meeting of shareholders or the termination of the Icahn Group’s designation rights with respect to such director in accordance with the Agreement), to designate a replacement for appointment to the Board on the terms set forth in the Agreement.

So long as an Icahn Designee is a member of the Board, any Board consideration of appointment and employment of the Chief Executive Officer or Chief Financial Officer of the Company, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, such consideration, and voting with respect thereto, will take place only at the full Board level or in committees of which one of the Icahn Designees is a member.

If at any time the Icahn Group ceases to hold a “Net Long Position”, as defined in the Agreement, in at least (i) 7,196,865 of the total outstanding shares of Common Stock, par value $5.00 (the “Common Shares”) of the Company, one of the Icahn Designees will, and the Icahn Group will cause one Icahn Designee to, promptly resign from the Board and (ii) 3,598,432 of the Common Shares of the Company, each of the Icahn Designees will, and the Icahn Group will cause each such Icahn Designee to, promptly resign from the Board.

So long as the Icahn Group holds a “Net Long Position”, as defined in the Agreement, in at least 5,100,637 of the Common Shares of the Company, the Company will not adopt a Rights Plan, as defined in the Agreement, with an “Acquiring Person” beneficial ownership threshold below 15.0% of the then-outstanding common shares unless the Rights Plan includes an exemption for the Icahn Group up to 15.0%.

The Agreement also includes other customary voting, standstill and non-disparagement provisions. Absent an uncured breach of the material provisions of the Agreement by the Company, the standstill restrictions on the Icahn Group will remain in effect until the later of (i) thirty days before the nomination deadline for shareholders to nominate candidates for the annual meeting following the 2023 annual meeting of shareholders and (ii) thirty days after such date as no Icahn Designee is on the Board and the Icahn Group no longer has any right to designate a replacement (including if the Icahn Group has irrevocably waived such right in writing).

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the entry into the Agreement, the Company and the Icahn Group will also enter into a Confidentiality Agreement concurrently with the appointment of the Icahn Designees to the Board, the form of which is included as Exhibit C to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Rights Agreement

On December 13, 2022, the Company entered into the Amendment No. 1 to the Rights Agreement (the “Rights Agreement Amendment”) with Equiniti Trust Company, as Rights Agent. The Rights Agreement Amendment amends the Rights Agreement, dated November 7, 2022 (the “Rights Agreement”), between the Company and Equiniti Trust Company, as Rights Agent, solely to accelerate the expiration date of the Rights (as defined in the Rights Agreement) from the close of business on November 6, 2023 to the close of business on December 13, 2022. As a result of the Rights Agreement Amendment, effective as of the close of business on December 13, 2022, the Rights (as defined in the Rights Agreement) will expire and cease to be outstanding.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above under the subsection “Amendment to Rights Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2022, pursuant to the Agreement, the Board appointed each of Andrew Teno and Jesse Lynn to serve as a member of the Board effective immediately.

Mr. Teno has been a portfolio manager of Icahn Capital LP, the investment management subsidiary of Icahn Enterprises L.P., since October 2020. Mr. Lynn has been General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, real estate, pharma and home fashion) since 2014.

At this time, Messrs. Teno and Lynn have not been appointed to serve on any committees of the Board. Messrs. Teno and Lynn will each receive the same compensation that the other directors who are not employees of the Company receive for Board and committee membership, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 21, 2022.

Other than the Agreement, as of the date hereof there are no transactions between Mr. Teno or Mr. Lynn and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 12, 2022, the Board amended and restated the Company’s Amended and Restated By-Laws. The amendments adopted, among other things:

•

update Section 2 of Article II to provide the Company’s shareholders with the right to call a special meeting of the shareholders, in accordance with the approval of a proposal regarding the same by the Company’s shareholders at the 2022 annual meeting of shareholders;

•

update Section 12 of Article II to include provisions regarding compliance with the new Rule 14a-19 under the Securities Exchange Act of 1934, as amended, as promulgated by the U.S. Securities and Exchange Commission, regarding the use of universal proxies; and

•	update the forum selection clause in Section 4 of Article VIII to align with the current location of the Company’s headquarters.

The foregoing summary of the amendments to the Company’s Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated By-laws, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 13, 2022, the Company issued a press release regarding certain matters referred to in this Current Report, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

3.1	Amended and Restated By-Laws of Crown Holdings, Inc.

4.1	Amendment No 1. to Rights Agreement, dated as of December 13, 2022, by and between Crown Holdings, Inc. and Equiniti Trust Company, as Rights Agent.

10.1	Director Appointment and Nomination Agreement, dated as of December 12, 2022, by and between the Icahn Group and Crown Holdings, Inc.

99.1	Press Release of Crown Holdings, Inc. dated December 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2022

CROWN HOLDINGS, INC.

By:	/s/ Christy L. Kalaus
Name:	Christy L. Kalaus
Title:	Vice President and Corporate Controller